Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated January 18, 2007, in Amendment No. 7 to the Registration Statement (Form S-1 No. 333-137658) and related Prospectus of AeroVironment, Inc. to be filed with the Securities and Exchange Commission on January 18, 2007.
/s/ ERNST & YOUNG, LLP
Los Angeles, California
January 18, 2007